EX-33.5

JPMorganChase

Management's Report on Assessment of Compliance

with Applicable Servicing Criteria

J.P. Morgan Trust Company, National Association (the "Asserting Party") is responsible for assessing compliance as of September 30, 2006 and for the period from January 1, 2006 through September 30, 2006 (the "Reporting  Period"),  with the servicing  criteria set forth in Title 17, Section  229.1122 (d) of the Code of Federal  Regulations  (the  "CFR"),  to the extent  required  by the  related transaction  agreements  excluding the criteria set forth in 17 CFR  229.1122(d) (1)(i)-(iv),  (2)(i)-(vii),  (3)(i)-(iv), and (4)(iii)-(xv), which the Asserting Party has  concluded  are not  applicable  to the  activities  it performs  with respect to the asset-backed  securitization  transactions covered by this report such criteria,  after giving effect to the  exclusions  identified  above,  the "Applicable Servicing Criteria"). This report covers the asset-backed securities transactions  backed by residential  mortgages and home equity loans,  for which transactions  the Asserting  Party acts as Custodian, that were registered with the Securities and Exchange  Commission  pursuant to the Securities Act of 1933, as amended,  where the related  asset-backed  securities  were issued during the Reporting Period (the "Platform"), as listed in Appendix A.

The  Asserting  Party  has  (i)  used  the  criteria  set  forth  in 17 CFS 229.1122(d) to assess the compliance by the Asserting  Party with the Applicable Servicing  Criteria  for the  Reporting  Period  and  (ii)  concluded  that  the Asserting  Party has complied,  in all material  respects,  with the  Applicable Servicing  Criteria as of September 30, 2006 and for the  Reporting  Period with respect to the Platform, taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation  report for the Platform,  on our assessment of compliance with the Applicable  Servicing  Criteria as of September 30, 2006 and for the Reporting Period as set forth in this report.

J.P. Morgan Trust Company, National Association, as Custodian

/s/ Kelly A. Mathieson,
Managing Director

Date:  March 1, 2007

Appendix A

Centex Home Equity Loan Trust 2006-A

CS Mortgage Pass-Through Series Trust 2006-CF1 Trust

GSAMP Trust 2006-HE1

GSAMP Trust 2006-HE3

GSAMP Trust 2006-HE4

GSAMP Trust 2006-HE5

GSAMP Trust 2006-S3

Home Equity Asset Trust 2006-1

Home Equity Asset Trust 2006-3

Home Equity Asset Trust 2006-4

Home Equity Asset Trust 2006-5

Home Equity Asset Trust 2006-6

Home Equity Mortgage Trust Series 2006-1

Home Equity Mortgage Series 2006-2

J.P. Morgan Mortgage Acquisition Corp. 2006-ACC1

J.P. Morgan Mortgage Acquisition Corp. 2006-CW1

J.P. Morgan Mortgage Acquisition Corp. 2006-CW2

J.P. Morgan Mortgage Acquisition Corp. 2006-FRE1

J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2

J.P. Morgan Mortgage Acquisition Corp. 2006-HE1

J.P. Morgan Mortgage Acquisition Corp. 2006-HE2

J.P. Morgan Mortgage Acquisition Corp. 2006-NC1

J.P. Morgan Mortgage Acquisition Corp. 2006-NC2

J.P. Morgan Mortgage Acquisition Corp. 2006-RM1

J.P. Morgan Mortgage Acquisition Corp. 2006-WMC3

J.P. Morgan Mortgage Acquisition Corp. 2006-WF1

J.P. Morgan Mortgage Acquisition Corp. 2006-WMC1

J.P. Morgan Mortgage Acquisition Corp. 2006-WMC2

Morgan Stanley Mortgage Loan Trust 2006-11

Morgan Stanley Mortgage Loan Trust 2006-1AR

Morgan Stanley Mortgage Loan Trust 2006-2

Morgan Stanley Mortgage Loan Trust 2006-3AR

Morgan Stanley Mortgage Loan Trust 2006-5AR

Morgan Stanley Mortgage Loan Trust 2006-6AR

Morgan Stanley Mortgage Loan Trust 2006-7R

Morgan Stanley Mortgage Loan Trust 2006-8AR

Morgan Stanley Mortgage Loan Trust 2006-9AR

Nationstar Home Equity Loan Trust 2006-B

Opteum Mortgage Acceptance Corp Trust 2006-1

Opteum Mortgage Acceptance Corp Trust 2006-2

Origen Manufactured Housing Contract Trust Collaterialized Notes/Series 2006-A